UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2004

Irvine Sensors Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08402	33-0280334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 29, 2004, the Registrant’s Board of Directors appointed Chris Toffales as a director to fill a newly created vacancy resulting from an increase in the exact number of authorized directors on the Board of Directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2004, the Registrant’s Board of Directors approved and adopted an amendment to the Registrant’s Bylaws effective August 27, 2004 which amended and restated Article III, Section 2 of the Registrant’s Bylaws regarding number of directors. Prior to being amended on August 27, 2004, Article III, Section 2 of the Registrant’s Bylaws provided that the exact number of authorized directors on the Board of Directors shall be seven. The amendment and restatement of Article III, Section 2 of the Registrant’s Bylaws was adopted to increase the exact number of authorized directors on the Board of Directors from seven to eight. A copy of the full text of the Registrant’s Bylaws, as amended and restated, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

3.1	Bylaws of the Registrant, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: September 1, 2004	/s/ John J. Stuart, Jr.
John J. Stuart, Jr. Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws of the Registrant, as amended and restated.